UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2006
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	001-15875 (Commission File Number)	54-1684963 (I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Amendment No. 1 to the Current Report on Form 8-K/A of King Pharmaceuticals, Inc. (the “Company”) amends the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 17, 2006 (the “Initial Form 8-K”). This Amendment No. 1 to the Initial Form 8-K is being filed to amend the statement in Item 1.01 of the Initial Form 8-K that copies of the Ramipril Patent License Agreement, the Ramipril Application License Agreement, the Product Supply Agreement and the Generic Distribution Agreement would be filed with the Company’s Annual Report on Form 10-K for the twelve-month period ending December 31, 2005.
ITEM 1.01 Entry into a Material Definitive Agreement.
Copies of the Ramipril Patent License Agreement, the Ramipril Application License Agreement, the Product Supply Agreement and the Generic Distribution Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

King Pharmaceuticals, Inc.
By:	/s/ Brian A. Markison
Brian A. Markison
President and Chief Executive Officer

Date: March 2, 2006